TRITON INTERNATIONAL REPORTS SECOND QUARTER 2022 RESULTS
AND DECLARES QUARTERLY DIVIDENDS

Hamilton, Bermuda – July 28, 2022 – Triton International Limited (NYSE: TRTN) ("Triton")

Highlights:
•Net income attributable to common shareholders for the three months ended June 30, 2022 was $184.6 million or $2.90 per diluted share.
•Adjusted net income was $186.0 million or $2.92 per diluted share, an increase of 36.4% from the second quarter of 2021 and 5.8% from the first quarter of 2022.
•Container utilization remains exceptionally high. Utilization averaged 99.4% in the second quarter of 2022 and ending utilization was 99.3% as of July 26, 2022.
•Triton repurchased 1.8 million common shares during the second quarter and has repurchased an additional 0.9 million common shares through July 26, 2022. See the tables to this press release for further information. Additionally, Triton again increased its share repurchase authorization back to $200 million in July.

Financial Results
The following table summarizes Triton’s selected key financial information for the three and six months ended June 30, 2022 and 2021 and the three months ended March 31, 2022.

	(in millions, except per share data)
	Three Months Ended,			Six Months Ended,
	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Total leasing revenues	$421.6	$417.1	$369.8	$838.7	$716.5

GAAP
Net income attributable to common shareholders	$184.6	$181.2	$54.7	$365.8	$184.0
Net income per share - Diluted	$2.90	$2.78	$0.81	$5.68	$2.74

Non-GAAP (1)
Adjusted net income	$186.0	$179.6	$144.2	$365.7	$272.9
Adjusted net income per share - Diluted	$2.92	$2.76	$2.14	$5.67	$4.06

Adjusted return on equity (2)	29.8%	30.3%	26.6%	30.1%	26.0%
(1)Refer to the "Use of Non-GAAP Financial Items" and "Non-GAAP Reconciliations of Adjusted Net Income" set forth below.
(2)Refer to the “Calculation of Adjusted Return on Equity” set forth below.

Operating Performance
"Triton achieved another record quarter of profitability in the second quarter of 2022," commented Brian M. Sondey, Chief Executive Officer of Triton. “Triton generated $2.92 of Adjusted net income per share, an increase of 5.8% from the first quarter of 2022 and an increase of 36.4% from the second quarter of 2021. In addition, Triton achieved an annualized Adjusted return on equity of 29.8%."

"Triton’s outstanding profitability reflects durable enhancements made to our business as well as generally constructive market conditions. Our utilization remains well above 99%, reflecting the large portion of our container fleet on long-term lease and low drop off volumes. New container prices have decreased from their peak level reached last year, but remain historically high, with factories quoting in the $2,600 range for a 20' dry container, providing strong support for lease rates and disposal prices. We have also locked in low long-term interest rates through our extensive refinancing activity in 2020 and 2021."

"Our gains on container disposals and trading margins remained exceptionally high in the second quarter, reflecting a continued tight market for containers and Triton’s market-leading resale capabilities. We also benefited from several lease transactions for older containers in the second quarter which were accounted for as sales. These transactions generated substantial per container margins, reflecting the value embedded in our container fleet, and they boosted our disposal gains by $6.8 million in the second quarter, or $0.11 per share."

"Triton's new container investment has been moderate so far this year following our record investment and growth in 2021, as customers have been more cautious about further expanding their container fleets. As of July 26, 2022, we have ordered $546 million of new containers for delivery in 2022. Triton has shifted its investment focus and strong cash flow to share repurchases. Year to date, Triton has repurchased 3.9 million or 6.0% of our shares outstanding. Triton increased the pace of its repurchases during the second quarter and our Board of Directors has again increased our share repurchase authorization back to $200 million in July."

Outlook
Mr. Sondey continued, "We expect our performance will remain strong due to the durable enhancements we have made to our business. While we anticipate that market conditions will continue to moderate, we expect our cash flow, profitability and Adjusted return on equity will remain very high throughout the year and into the longer term. For the third quarter, we expect our Adjusted net income per share will remain in line with our very strong second quarter results, excluding the extra benefits to our disposal gains."

Common and Preferred Share Dividends
Triton’s Board of Directors has declared a quarterly cash dividend of $0.65 per common share, payable on September 22, 2022 to shareholders of record at the close of business on September 8, 2022.

The Company's Board of Directors also declared a cash dividend payable on September 15, 2022 to holders of record at the close of business on September 8, 2022 on Triton's issued and outstanding preferred shares as follows:

Preferred Share Series	Dividend Rate	Dividend Per Share
Series A Preferred Shares (NYSE:TRTNPRA)	8.500%	$0.5312500
Series B Preferred Shares (NYSE:TRTNPRB)	8.000%	$0.5000000
Series C Preferred Shares (NYSE:TRTNPRC)	7.375%	$0.4609375
Series D Preferred Shares (NYSE:TRTNPRD)	6.875%	$0.4296875
Series E Preferred Shares (NYSE:TRTNPRE)	5.750%	$0.3593750

Second Quarter 2022 Investor Webcast
Triton will hold a Webcast at 8:30 a.m. (New York time) on Thursday, July 28, 2022 to discuss its second quarter results. To listen by phone, please dial 1-877-418-5277 (domestic) or 1-412-717-9592 (international) approximately 15 minutes prior to the start time and reference the Triton International Limited conference call. To access the live Webcast please visit Triton's website at http://www.trtn.com. An archive of the Webcast will be available one hour after the live call.

About Triton International Limited
Triton International Limited is the world’s largest lessor of intermodal freight containers. With a container fleet of over 7 million twenty-foot equivalent units ("TEU"), Triton’s global operations include acquisition, leasing, re-leasing and subsequent sale of multiple types of intermodal containers and chassis.

Contact
Andrew Greenberg
Senior Vice President
Business Development & Investor Relations
(914) 697-2900

Utilization, Fleet, and Leasing Revenue Information

The following table summarizes the equipment fleet utilization for the periods indicated:

	Quarter Ended
	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Average Utilization (1)	99.4%	99.6%	99.6%	99.6%	99.4%
Ending Utilization (1)	99.3%	99.5%	99.6%	99.6%	99.5%
(1)Utilization is computed by dividing total units on lease (in CEU) by the total units in our fleet (in CEU), excluding new units not yet leased and off-hire units designated for sale.

The following table summarizes the equipment fleet as of June 30, 2022, December 31, 2021 and June 30, 2021 (in units, TEUs and CEUs):

	Equipment Fleet in Units			Equipment Fleet in TEU
	June 30, 2022	December 31, 2021	June 30, 2021	June 30, 2022	December 31, 2021	June 30, 2021
Dry	3,867,875	3,843,719	3,604,794	6,585,556	6,531,816	6,084,381
Refrigerated	231,470	235,338	236,978	449,850	457,172	459,389
Special	92,068	92,411	93,238	168,578	169,004	170,259
Tank	11,908	11,692	11,513	11,908	11,692	11,513
Chassis	23,985	24,139	24,275	44,902	44,554	44,391
Equipment leasing fleet	4,227,306	4,207,299	3,970,798	7,260,794	7,214,238	6,769,933
Equipment trading fleet	52,177	53,204	53,802	83,147	83,692	84,455
Total	4,279,483	4,260,503	4,024,600	7,343,941	7,297,930	6,854,388

	Equipment in CEU(1)
	June 30, 2022	December 31, 2021	June 30, 2021
Operating leases	7,248,096	7,291,769	7,171,845
Finance leases	683,175	623,136	369,130
Equipment trading fleet	78,936	81,136	82,980
Total	8,010,207	7,996,041	7,623,955
(1)In the equipment fleet tables above, we have included total fleet count information based on CEU. CEU is a ratio used to convert the actual number of containers in our fleet to a figure based on the relative purchase prices of our various equipment types to that of a 20-foot dry container. For example, the CEU ratio for a 40-foot high cube dry container is 1.70, and a 40-foot high cube refrigerated container is 7.50. These factors may differ slightly from CEU ratios used by others in the industry.

The following table provides a summary of our equipment lease portfolio by lease type, based on CEU and net book value, as of June 30, 2022:

Lease Portfolio	By CEU	By Net Book Value
Long-term leases	71.2%	71.8%
Finance leases	8.8	15.5
Subtotal	80.0	87.3
Service leases	6.9	4.3
Expired long-term leases, non-sale age (units on hire)	7.8	5.8
Expired long-term leases, sale-age (units on hire)	5.3	2.6
Total	100.0%	100.0%

The following table summarizes our leasing revenue for the periods indicated (in thousands):

	Three Months Ended,
	June 30, 2022	March 31, 2022	June 30, 2021
Operating leases
Per diem revenues	$378,414	$377,514	$353,277
Fee and ancillary revenues	13,677	11,431	7,582
Total operating lease revenues	392,091	388,945	360,859
Finance leases	29,517	28,143	8,925
Total leasing revenues	$421,608	$417,088	$369,784

Share Repurchase Information

The following table provides information with respect to our purchases of the Company's common shares for the periods indicated:

	Total Number of Shares Purchased	Average Price Paid per Share
July 1, 2021 through September 30, 2021	378,765	$51.19
October 1, 2021 through December 31, 2021	1,149,408	$57.52
2021 Total	1,528,173	$55.95

January 1, 2022 through March 31, 2022	1,257,374	$63.74
April 1, 2022 through June 30, 2022	1,832,240	$60.04
July 1, 2022 through July 26, 2022	850,000	$54.98
2022 Total	3,939,614	$60.13

Total	5,467,787	$58.96

Important Cautionary Information Regarding Forward-Looking Statements

Certain statements in this release, other than purely historical information, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, among others, statements relating to Triton's future financial and operating performance and key drivers thereof; anticipated trends in the market and industry; future capital expenditures, including anticipated payments of dividends and amount, manner and timing of share repurchases under the share repurchase authorization; and other statements regarding prospects and business strategies. Statements that include the words "expect," "intend," "plan," "seek," "believe," "project," "predict," "anticipate," "potential," "will," "may," "would" and similar statements of a future or forward-looking nature may be used to identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond Triton's control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements.

These factors include, without limitation, economic, business, competitive, market and regulatory conditions and the following: the impact of COVID-19 on our business and financial results; decreases in the demand for leased containers; decreases in market leasing rates for containers; difficulties in re-leasing containers after their initial fixed-term leases; our customers' decisions to buy rather than lease containers; our dependence on a limited number of customers and suppliers; customer defaults; decreases in the selling prices of used containers; extensive competition in the container leasing industry; risks stemming from the international nature of our business, including global and regional economic conditions, including inflation and attempts to control inflation, and geopolitical risks such as the ongoing war in Ukraine; decreases in demand for international trade; risks resulting from the political and economic policies of the United States and other countries, particularly China, including but not limited to, the impact of trade wars, duties and tariffs; disruption to our operations from failures of, or attacks on, our information technology systems; disruption to our operations as a result of natural disasters; compliance with laws and regulations related to economic and trade sanctions, security, anti-terrorism, environmental protection and anti-corruption; the availability and cost of capital; restrictions imposed by the terms of our debt agreements; changes in tax laws in Bermuda, the United States and other countries; and other risks and uncertainties, including those risk factors set forth in the section entitled "Risk Factors" in our Form 10-K filed with the Securities and Exchange Commission ("SEC") on February 15, 2022, in any subsequent Form 10-Q filed or to be filed by Triton, and in other documents we file with the SEC from time to time.

The foregoing list of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere. Any forward-looking statements made herein are qualified in their entirety by these cautionary statements. Except to the extent required by applicable law, we undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

-Financial Tables Follow-

TRITON INTERNATIONAL LIMITED
Consolidated Balance Sheets
(In thousands, except share data)
(Unaudited)

	June 30, 2022	December 31, 2021
ASSETS:
Leasing equipment, net of accumulated depreciation of $4,151,317 and $3,919,181	$9,887,026	$10,201,113
Net investment in finance leases	1,743,192	1,558,290
Equipment held for sale	79,402	48,746
Revenue earning assets	11,709,620	11,808,149
Cash and cash equivalents	66,713	106,168
Restricted cash	113,392	124,370
Accounts receivable, net of allowances of $1,183 and $1,178	289,681	294,792
Goodwill	236,665	236,665
Lease intangibles, net of accumulated amortization of $286,750 and $281,340	11,707	17,117
Other assets	30,609	50,346
Fair value of derivative instruments	71,201	6,231
Total assets	$12,529,588	$12,643,838
LIABILITIES AND SHAREHOLDERS' EQUITY:
Equipment purchases payable	$43,348	$429,568
Fair value of derivative instruments	2,030	48,277
Deferred revenue	335,025	92,198
Accounts payable and other accrued expenses	67,361	70,557
Net deferred income tax liability	396,253	376,009
Debt, net of unamortized costs of $62,204 and $63,794	8,411,271	8,562,517
Total liabilities	9,255,288	9,579,126

Shareholders' equity:
Preferred shares, $0.01 par value, at liquidation preference	730,000	730,000
Common shares, $0.01 par value, 270,000,000 shares authorized, 81,389,809 and 81,295,366 shares issued, respectively	814	813
Undesignated shares, $0.01 par value, 800,000 shares authorized, no shares issued and outstanding	—	—
Treasury shares, at cost, 18,519,113 and 15,429,499 shares, respectively	(712,575)	(522,360)
Additional paid-in capital	904,841	904,224
Accumulated earnings	2,283,084	2,000,854
Accumulated other comprehensive income (loss)	68,136	(48,819)
Total shareholders' equity	3,274,300	3,064,712
Total liabilities and shareholders' equity	$12,529,588	$12,643,838

TRITON INTERNATIONAL LIMITED
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Leasing revenues:
Operating leases	$392,091	$360,859	$781,036	$700,653
Finance leases	29,517	8,925	57,660	15,874
Total leasing revenues	421,608	369,784	838,696	716,527

Equipment trading revenues	48,108	33,183	82,228	59,128
Equipment trading expenses	(41,706)	(22,457)	(71,685)	(40,261)
Trading margin	6,402	10,726	10,543	18,867

Net gain on sale of leasing equipment	35,072	31,391	64,041	53,358

Operating expenses:
Depreciation and amortization	160,922	154,056	321,638	297,363
Direct operating expenses	7,398	6,337	13,618	15,707
Administrative expenses	24,968	22,979	46,268	43,900
Provision (reversal) for doubtful accounts	46	(26)	19	(2,490)
Total operating expenses	193,334	183,346	381,543	354,480
Operating income (loss)	269,748	228,555	531,737	434,272
Other expenses:
Interest and debt expense	54,659	60,004	109,169	114,627
Unrealized (gain) loss on derivative instruments, net	100	—	(339)	—
Debt termination expense	1,627	89,863	1,663	89,863
Other (income) expense, net	(189)	(261)	(497)	(742)
Total other expenses	56,197	149,606	109,996	203,748
Income (loss) before income taxes	213,551	78,949	421,741	230,524
Income tax expense (benefit)	15,932	13,732	29,864	25,469
Net income (loss)	$197,619	$65,217	$391,877	$205,055
Less: dividend on preferred shares	13,028	10,513	26,056	21,026
Net income (loss) attributable to common shareholders	$184,591	$54,704	$365,821	$184,029
Net income per common share—Basic	$2.91	$0.82	$5.70	$2.75
Net income per common share—Diluted	$2.90	$0.81	$5.68	$2.74
Cash dividends paid per common share	$0.65	$0.57	$1.30	$1.14
Weighted average number of common shares outstanding—Basic	63,457	66,951	64,168	66,943
Dilutive restricted shares	288	331	277	295
Weighted average number of common shares outstanding—Diluted	63,745	67,282	64,445	67,238

TRITON INTERNATIONAL LIMITED
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities:
Net income (loss)	$391,877	$205,055
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	321,638	297,363
Amortization of deferred debt cost and other debt related amortization	6,541	4,255
Lease related amortization	5,893	9,549
Share-based compensation expense	6,247	5,010
Net (gain) loss on sale of leasing equipment	(64,041)	(53,358)
Unrealized (gain) loss on derivative instruments	(339)	—
Debt termination expense	1,663	89,863
Deferred income taxes	12,542	25,228
Changes in operating assets and liabilities:
Accounts receivable	(1,459)	(40,419)
Deferred revenue	266,802	25,801
Accounts payable and other accrued expenses	(2,957)	(5,842)
Net equipment sold (purchased) for resale activity	(14,015)	8,787
Cash received (paid) for settlement of interest rate swaps	16,588	5,481
Cash collections on finance lease receivables, net of income earned	72,004	27,124
Other assets	18,471	9,422
Net cash provided by (used in) operating activities	1,037,455	613,319
Cash flows from investing activities:
Purchases of leasing equipment and investments in finance leases	(750,021)	(1,717,843)
Proceeds from sale of equipment, net of selling costs	126,818	117,688
Other	(405)	63
Net cash provided by (used in) investing activities	(623,608)	(1,600,092)
Cash flows from financing activities:
Purchases of treasury shares	(187,967)	—
Debt issuance costs	(8,348)	(31,502)
Borrowings under debt facilities	1,505,600	5,663,432
Payments under debt facilities and finance lease obligations	(1,659,002)	(4,490,788)
Dividends paid on preferred shares	(26,056)	(21,026)
Dividends paid on common shares	(82,878)	(76,317)
Other	(5,629)	(4,146)
Net cash provided by (used in) financing activities	(464,280)	1,039,653
Net increase (decrease) in cash, cash equivalents and restricted cash	$(50,433)	$52,880
Cash, cash equivalents and restricted cash, beginning of period	230,538	151,996
Cash, cash equivalents and restricted cash, end of period	$180,105	$204,876
Supplemental disclosures:
Interest paid	$94,321	$106,182
Income taxes paid (refunded)	$17,538	$3,445
Right-of-use asset for leased property	$210	$1,453
Supplemental non-cash investing activities:
Equipment purchases payable	$43,348	$411,454

Use of Non-GAAP Financial Items

We use the terms "Adjusted net income" and "Adjusted return on equity" throughout this press release.

Adjusted net income and Adjusted return on equity are not items presented in accordance with U.S. GAAP and should not be considered as alternatives to, or more meaningful than, amounts determined in accordance with U.S. GAAP, including net income.

Adjusted net income is adjusted for certain items management believes are not representative of our operating performance. Adjusted net income is defined as net income attributable to common shareholders excluding debt termination expenses net of tax, unrealized gains and losses on derivative instruments net of tax, and foreign and other income tax adjustments.

We believe that Adjusted net income is useful to an investor in evaluating our operating performance because this item:

•is widely used by securities analysts and investors to measure a company's operating performance;

•helps investors to more meaningfully evaluate and compare the results of our operations from period to period by removing certain non-routine events which we do not expect to occur in the future; and

•is used by our management for various purposes, including as measures of operating performance and liquidity, to assist in comparing performance from period to period on a consistent basis, in presentations to our board of directors concerning our financial performance and as a basis for strategic planning and forecasting.

We have provided a reconciliation of net income attributable to common shareholders, the most directly comparable U.S. GAAP measure, to Adjusted net income in the table below for the three months ended June 30, 2022, March 31, 2022, and June 30, 2021 and for the six months ended June 30, 2022 and June 30, 2021.

Additionally, the calculation for Adjusted return on equity is adjusted annualized earnings divided by average shareholders' equity. Management utilizes Adjusted return on equity in evaluating how much profit the Company generates on the shareholders' equity in the Company and believes it is useful for comparing the profitability of companies in the same industry.

TRITON INTERNATIONAL LIMITED Non-GAAP Reconciliations of Adjusted Net Income (In thousands, except per share amounts)

	Three Months Ended,			Six Months Ended
	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Net income attributable to common shareholders	$184,591	$181,230	$54,704	$365,821	$184,029
Add (subtract):
Unrealized loss (gain) on derivative instruments, net	139	(439)	—	(300)	—
Debt termination expense	1,304	36	89,485	1,340	89,485
Tax benefit from vesting of restricted shares	—	(1,184)	—	(1,184)	(643)
Adjusted net income	$186,034	$179,643	$144,189	$365,677	$272,871
Adjusted net income per common share—Diluted	$2.92	$2.76	$2.14	$5.67	$4.06
Weighted average number of common shares outstanding—Diluted	63,745	65,154	67,282	64,445	67,238

TRITON INTERNATIONAL LIMITED Calculation of Adjusted Return on Equity (In thousands)

	Three Months Ended,			Six Months Ended,
	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Adjusted net income	$186,034	$179,643	$144,189	$365,677	$272,871
Annualized Adjusted net income (1)	746,180	728,552	578,340	737,415	550,265

Average Shareholders' equity (2)(3)	$2,507,427	$2,402,633	$2,170,698	$2,449,855	$2,117,448

Adjusted return on equity	29.8%	30.3%	26.6%	30.1%	26.0%
(1)Annualized Adjusted net income was calculated based on calendar days per quarter.
(2)Average Shareholders' equity was calculated using the quarter’s beginning and ending Shareholder’s equity for the three-month ended periods, and the ending Shareholder's equity from each quarter in the current year and December 31 of the previous year for the six-month ended periods.
(3)Average Shareholders' equity was adjusted to exclude preferred shares.